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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            ________________________

                                   FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             HMC MERGER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

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
                  MARYLAND                                                53-0085950
    (State of Incorporation of Organization)              (I.R.S. Employer Indemnification no.)
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
         10400 FERNWOOD ROAD
         BETHESDA, MARYLAND                                                 20817
(Address of Principal Executive Offices)                                  (Zip Code)
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
If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange Act and
and is effective pursuant to General Instruction A.(c),     is effective pursuant to General Instruction A.(d), please
please check the following box. [x]                         check the following box. [ ]
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Securities Act registration statement file number to which
                this form relates:
                                  __________________
                                   (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class          Name of Each Exchange on Which
          to be so Registered          Each Class is to be Registered

          ___________________          ______________________________

     Preferred Stock Purchase Rights   Midwest Stock Exchange, Inc.
                                       New York Stock Exchange, Inc.
                                       Pacific Exchange, Inc.
                                       Philadelphia Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to the Rights Agreement, dated as of November 23, 1998 (the "Rights Agreement"), between HMC Merger Corporation (the "Company") and The Bank of New York (the "Rights Agent"). The Company and the Rights Agent entered into the Amendment No. 1 to Rights Agreement, dated as of December 18, 1998 (the "Rights Amendment").

          The Rights Agreement is attached hereto as an exhibit and incorporated herein by reference. The Rights Amendment also is attached hereto as an exhibit and incorporated herein by reference.

ITEM 2.   EXHIBITS.

               4.1 Rights Agreement, dated as of November 23, 1998, between the Company and the Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A, dated December 11, 1998 (No. 001-14625)).

               4.2 Amendment No. 1 to Rights Agreement, dated as of December 18, 1998, between the Company and the Rights Agent.

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          Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         HMC MERGER CORPORATION

                                         By:  /s/ Christopher G. Townsend
                                              ----------------------------
Date:  December 24, 1998                 Name:  Christopher G. Townsend
                                         Title: Senior Vice President, General
                                            Counsel and Corporate Secretary

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                                    EXHIBITS



          4.1 Rights Agreement, dated as of November 23, 1998, between the Company and the Rights Agent, which includes as Exhibit B thereto the form of Right Certificate (incorporated by reference to Exhibit 4.1 of the Company's Form 8-A, dated December 11, 1998 (No. 001-14625)).

          4.2 Amendment No. 1 to Rights Agreement, dated as of December 18, 1998, between the Company and the Rights Agent.

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